UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor

New York, New York 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 7, 2018, pursuant to recommendation from the Board’s Nominating and Governance Committee, the Board of Directors (the “Board”) of ExlService Holdings, Inc. (the “Company”) appointed Jaynie Miller Studenmund to be a member of the Board, to serve as a Class I director. Ms. Studenmund was also appointed to serve on the Board’s Audit Committee and the Board’s Compensation Committee. Ms. Studenmund serves as a director for CoreLogic, Inc. and Pinnacle Entertainment, Inc., and previously served as Chief Operating Officer of Overture Services, Inc. In connection with Ms. Studenmund’s appointment the Company expanded the size of the Board from eight to nine directors.

Ms. Studenmund will be entitled to the compensation the Company offers its other non-executive directors, including annual retainers and equity compensation in the form of Company restricted stock units. For more information on the compensation of the Company’s directors, please refer to the disclosure under the heading “Director Compensation for Fiscal Year 2017” in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on June 15, 2018 (filed with the Securities and Exchange Commission on April 27, 2018).

A copy of the press release announcing Ms. Studenmund’s appointment is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release, dated September 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: September 13, 2018	By:	/s/ Ajay Ayyappan
	Name:	Ajay Ayyappan
	Title:	Deputy General Counsel and Corporate Secretary